SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 8, 1997



Wachovia Corporation
(Exact name of registrant as specified in its charter)




NORTH CAROLINA		No. 1-9021		        No. 56-1473727
        (State or other	    (Commission		          (IRS Employer
         jurisdiction of	      File Number)		           Identification
         incorporation)					                 Number)


100 NORTH MAIN STREET, WINSTON-SALEM, NC		27101
191 PEACHTREE STREET NE, ATLANTA, GA		30303
             (Address of principal executive offices)		       (zip code)


Registrant's telephone number, including area code:
WINSTON-SALEM		910-770-5000
ATLANTA			404-332-5000



Item 5. Other Events

On June 23, 1997, Wachovia Corporation, a North Carolina corporation
(the "Registrant"), entered into an Agreement and Plan of Merger by and between the Registrant and Central Fidelity Banks, Inc., a Virginia corporation ("Central"), for a tax-free merger of the two companies pursuant to which each outstanding share of common stock, par value $5.00 per share, of Central would be converted into 0.63 shares of common stock, par value $5.00 per share, of the Registrant (the "Proposed Merger"). In connection with this transaction which is expected to be accounted for as a pooling of interests, the Registrant is hereby placing on file the historical financial statements of Central.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

23.1	Consent of KPMG Peat Marwick LLP

99.1	Central Fidelity Banks, Inc. and Subsidiaries:
Consolidated Financial Statements at December 31, 1996 and 1995 and for the three years ended December 31, 1996.

99.2	Central Fidelity Banks, Inc. and Subsidiaries:
Consolidated Financial Statements (unaudited) at June 30, 1997 and December 31, 1996 and for the three and six month periods ended
June 30, 1997 and 1996.





SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WACHOVIA CORPORATION
                                                      (Registrant)



Date: September 8, 1997                          /s/ Kenneth W. McAllister
                                                 Name :Kenneth W. McAllister
                                                 Title: Executive Vice President







EXHIBIT INDEX


23.1	Consent of KPMG Peat Marwick LLP

99.1	Central Fidelity Banks, Inc. and Subsidiaries:
Consolidated Financial Statements at December 31, 1996 and 1995 and for the three years ended December 31, 1996.

99.2	Central Fidelity Banks, Inc. and Subsidiaries:
Consolidated Financial Statements (unaudited) at June 30, 1997 and December 31, 1996 and for the three and six month periods ended
June 30, 1997 and 1996.



                                                    									Exhibit 23.1

                               CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Central Fidelity Banks, Inc.:

We consent to the inclusion of our report dated January 15, 1997, with respect to the consolidated balance sheet of Central Fidelity Banks, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related statements of consolidated income, consolidated cash flows and changes in consolidated shareholders' equity for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Wachovia Corporation dated September 5, 1997.


Richmond, Virginia
September 5, 1997


                                                             Exhibit 99.1


CONSOLIDATED BALANCE SHEET
- -----------------------------------------------------------------------
Central Fidelity Banks, Inc. and Subsidiaries
(In Thousands, except share date) December 31,

                                                1996           1995
- -----------------------------------------------------------------------
Assets
- -----------------------------------------------------------------------
Cash and due from banks (note 4)               $304,661       $338,580
Temporary investments:
  Federal funds sold and securities purchased
    under agreements to resell                   96,515        157,734
  Other money market investments                 50,000         75,000
  Trading account securities                      4,061            422
- ------------------------------------------  ---------------------------
      Total temporary investments               150,576        233,156
- ------------------------------------------  ---------------------------
Assets available for sale:
  Securities (note 5):
    U.S. Government and agencies              1,957,748      2,342,541
    States and political subdivisions           104,933        124,380
    Other                                     1,006,943      1,162,966
- ------------------------------------------  ---------------------------
      Total securities available for sale     3,069,624      3,629,887
- ------------------------------------------  ---------------------------
  Loans                                          26,085         15,653
- ------------------------------------------  ---------------------------
      Total assets available for sale         3,095,709      3,645,540
- ------------------------------------------  ---------------------------
Loans (note 6):
  Commercial and commercial real estate       2,117,874      1,984,393
  Construction                                  304,974        290,184
  Residential real estate                     1,614,561      1,609,998
  Consumer second mortgage                      761,212        613,097
  Installment                                 1,047,508      1,046,536
  Bank card                                     844,622        756,952
- ------------------------------------------  ---------------------------
      Total loans                             6,690,751      6,301,160
  Allowance for loan losses (note 7)           (110,000)      (110,000)
- ------------------------------------------  ---------------------------
      Net loans                               6,580,751      6,191,160
- ------------------------------------------  ---------------------------
Accrued interest receivable                      61,819         67,436
Premises and equipment, net (note 8)            157,119        152,879
Due from customers on acceptances                11,009         18,741
Other assets (notes 6, 9 and 12)                178,716        163,482
- ------------------------------------------  ---------------------------
      Total assets                          $10,540,360    $10,810,974
- ------------------------------------------  ============   ============

Liabilities                                     1996           1995
- -----------------------------------------------------------------------
Deposits:
  Demand                                     $1,189,808     $1,037,906
  Interest checking                             729,233        687,505
  Regular savings                               724,264        727,951
  Consumer certificates                       3,944,228      4,134,031
  Money market accounts                         995,695      1,050,158
  Certificates of deposit $100,000 and over     488,226        348,347
- ------------------------------------------  ---------------------------
    Total deposits                            8,071,454      7,985,898
- ------------------------------------------  ---------------------------
Borrowings:
  Federal funds purchased and securities sold
    under agreements to repurchase (note 10)    907,875      1,041,951
  Other short-term borrowings (note 10)          72,274         88,045
  Medium-term notes (note 11)                        --        252,250
  Federal Home Loan Bank borrowings (note 11)   400,080        350,700
  Long-term debt (note 11)                      150,324        150,386
  Capitalized lease obligations (note 8)          7,334          7,746
- ------------------------------------------  ---------------------------
    Total borrowings                          1,537,887      1,891,078
- ------------------------------------------  ---------------------------
Dividends payable                                13,059         12,052
Accrued interest payable                         29,160         37,911
Bank acceptances outstanding                     11,009         18,741
Accounts payable and accrued liabilities
  (note 14)                                      31,292         38,747
- ------------------------------------------  ---------------------------
    Total liabilities                         9,693,861      9,984,427
- ------------------------------------------  ---------------------------
Shareholders' Equity
- -----------------------------------------------------------------------
Preferred stock, none issued (note 13)               --             --
Common stock, par value $5 per share,
  authorized 100,000,000 shares, shares
  issued 1996 - 59,378,319: 1995 -
  40,192,879 (notes 13 and 15)                  296,892        200,964
Capital surplus                                 171,926        195,151
Retained earnings (note 2)                      368,457        406,567
Unrealized gains on securities available for
    sale, net of income taxes                     9,224         23,865
- ------------------------------------------  ---------------------------
    Total shareholders' equity (note 19)        846,499        826,547
- ------------------------------------------  ---------------------------
Commitments and contingent liabilities (notes 8, 14 and 17)
    Total liabilities and shareholders'
      equity                                $10,540,360    $10,810,974
- ------------------------------------------  ============   ============
- -----------------------------------------------------------------------
The notes are an integral part of the financial statements.


STATEMENT OF CONSOLIDATED INCOME
- -------------------------------------------------------------------------------------
Central Fidelity Banks, Inc. and Subsidiaries
(In Thousands, except share and per share data) Year Ended December 31,

                                                     1996        1995        1994
- -------------------------------------------------------------------------------------
Income From Earning Assets
- -------------------------------------------------------------------------------------
Interest and fees on loans                          $570,615    $526,896    $440,691
Interest on securities available for sale:
  U.S. Government and agencies                       134,709     166,436     160,822
  States and political subdivisions                    5,678       7,430       8,205
  Other                                               71,551      64,741      48,486
Interest on loans available for sale                     937         403         432
Interest on money market investments                   4,924       5,951       6,120
Interest on trading account securities                   206          63          41
- -------------------------------------------------------------------------------------
    Total income from earning assets                 788,620     771,920     664,797
- -------------------------------------------------------------------------------------
Interest Expense
- -------------------------------------------------------------------------------------
Interest on deposits (note 16)                       322,187     319,725     243,632
Interest on federal funds purchased and securities
  sold under agreements to repurchase                 47,801      57,678      44,171
Interest on other short-term borrowings                3,449       3,359       1,663
Interest on medium-term notes                          3,841      19,311      25,403
Interest on Federal Home Loan Bank borrowings         25,268      20,539       6,406
Interest on long-term debt                            10,139      10,978       8,681
Interest on capitalized lease obligations                668         705         735
- -------------------------------------------------------------------------------------
    Total interest expense                           413,353     432,295     330,691
- -------------------------------------------------------------------------------------
Net interest income                                  375,267     339,625     334,106
Provision for loan losses (note 7)                    43,865      26,713      24,359
- -------------------------------------------------------------------------------------
    Net income from earning assets                   331,402     312,912     309,747
- -------------------------------------------------------------------------------------
Noninterest Income
- -------------------------------------------------------------------------------------
Trust income                                          16,780      14,943      13,926
Deposit fees and charges                              37,832      35,150      34,557
Profits (losses) on securities available for sale
  and trading account securities, net (note 5)            99       3,253     (25,984)
Other income (note 16)                                31,204      26,329      36,739
- -------------------------------------------------------------------------------------
    Total noninterest income                          85,915      79,675      59,238
- -------------------------------------------------------------------------------------
Noninterest Expense
- ------------------------------------------------------------- -----------------------
Personnel expense (note 14)                          142,347     133,186     127,683
Occupancy and equipment expense                       46,147      42,979      41,653
FDIC insurance expense                                 2,287      11,164      14,910
Other real estate expense                              2,006       1,500      11,786
Special SAIF assessment                                4,028          --          --
Other expense (note 16)                               55,126      49,336      49,033
- -------------------------------------------------------------------------------------
    Total noninterest expense                        251,941     238,165     245,065
- -------------------------------------------------------------------------------------
Earnings
- ------------------------------------------------------------- -----------------------
Income before income taxes                           165,376     154,422     123,920
Income tax expense (note 12)                          52,674      49,052      39,056
- -------------------------------------------------------------------------------------
    Net income                                      $112,702    $105,370     $84,864
- --------------------------------------------------  ========    ========    ========
Earnings Per Share
- -------------------------------------------------------------------------------------
Net income                                             $1.89       $1.77       $1.45
Average shares outstanding                        59,736,817  59,673,709  58,741,982
- -------------------------------------------------------------------------------------
The notes are an integral part of the financial statements.


STATEMENT OF CONSOLIDATED CASH FLOWS
- --------------------------------------------------------------------------------------
Central Fidelity Banks, Inc. and Subsidiaries
(In Thousands) Year Ended December 31,

                                                        1996       1995       1994
- --------------------------------------------------------------------------------------
Operating Activities
- --------------------------------------------------------------------------------------
Net income                                             $112,702   $105,370    $84,864
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Provision for loan losses                            43,865     26,713     24,359
    Depreciation of premises and equipment               16,304     15,792     15,248
    Net amortization of premium and accretion of discount on
      securities available for sale                        (847)    (5,860)     1,132
    (Gains) losses on securities available for sale        (852)    (3,822)    25,292
    Deferred income taxes                                  (911)     2,024      1,272
    (Increase) decrease in trading account securities    (3,639)       995         88
    Originations of loans available for sale           (122,916)   (71,511)   (24,220)
    Purchases of loans available for sale               (85,953)   (54,528)   (24,510)
    Proceeds from sales of loans available for sale     198,244    112,646     84,164
    (Increase) decrease in accrued interest
      receivable                                          5,617     (7,503)     5,821
    Increase (decrease) in accrued interest payable      (8,751)       892     11,063
    Other, net                                          (15,649)   (38,234)   (77,235)
- --------------------------------------------------------------------------------------
      Net cash provided by operating activities         137,214     82,974    127,338
- --------------------------------------------------------------------------------------
Investing Activities
- --------------------------------------------------------------------------------------
Purchases of securities available for sale             (366,109)(1,033,292)(2,426,679)
Proceeds from sales of securities available for sale    218,876    582,085  2,266,537
Proceeds from maturities and repayments of securities available
  for sale                                              686,670    486,370    529,629
Net increase in loans                                  (442,105)  (561,865)(1,020,589)
Purchases of premises and equipment                     (21,431)   (19,725)   (16,548)
Proceeds from the disposition of premises and
  equipment                                               1,256        539        960
Proceeds from the disposition of foreclosed
  properties                                             10,228     13,743     26,917
Net cash received in acquisitions                            --    413,022         --
- --------------------------------------------------------------------------------------
      Net cash provided (used) by investing
        activities                                       87,385   (119,123)  (639,773)
- --------------------------------------------------------------------------------------
Financing Activities
- --------------------------------------------------------------------------------------
Net increase (decrease) in demand, interest checking and regular
  savings deposits                                      189,943     79,733    (79,038)
Net increase (decrease) in consumer certificates       (189,803)    51,227    874,145
Net increase (decrease) in money market accounts        (54,463)    73,970    (33,389)
Net increase (decrease) in certificates of deposit
  $100,000 and over                                     139,879    101,151   (190,490)
Net increase (decrease) in short-term borrowings       (149,847)    27,128   (381,386)
Proceeds from medium-term notes and FHLB borrowings     143,280    114,200    386,500
Payments on medium-term notes and FHLB borrowings      (346,150)  (309,250)        --
Proceeds from long-term debt                                 --         --        100
Payments on long-term debt and capitalized lease
  obligations                                              (474)      (433)    (1,396)
Proceeds from issuance of common stock                   11,619     19,036      4,044
Common stock purchased                                  (38,368)        --         --
Cash in lieu of fractional shares for stock split           (78)        --         --
Cash dividends                                          (50,275)   (45,971)   (42,645)
- --------------------------------------------------------------------------------------
      Net cash provided (used) by financing
        activities                                     (344,737)   110,791    536,445
- --------------------------------------------------------------------------------------
      Increase (decrease) in cash and cash equivalent  (120,138)    74,642     24,010
      Cash and cash equivalents at beginning of year    571,314    496,672    472,662
- --------------------------------------------------------------------------------------
      Cash and cash equivalents at end of year         $451,176   $571,314   $496,672
- -----------------------------------------------------  ========   ========   ========
- --------------------------------------------------------------------------------------
The notes are an integral part of the financial statements.


STATEMENT OF CHANGES IN CONSOLIDATED SHAREHOLDERS' EQUITY
- -------------------------------------------------------------------------------------------
Central Fidelity Banks, Inc. and Subsidiaries
(In Thousands)

                                                                   Unrealized
                                                                   Gains (Losses)
                                                                   on Securities   Total
                                  Common Stock    Capital Retained  Available Shareholders'
                                 Shares  Amount   Surplus Earnings   for Sale     Equity
- -------------------------------------------------------------------------------------------
Year Ended December 31, 1994
- -------------------------------------------------------------------------------------------
Balance at beginning of year     39,023 $195,114 $177,921 $307,249     $45,853    $726,137
Net income                           --       --       --   84,864          --      84,864
Common stock issued under Plans     301    1,507    2,537       --          --       4,044
Cash dividends declared on
  common stock ($.76 per share)      --       --       --  (43,894)         --     (43,894)
Change in unrealized gains on securities
  available for sale, net of income taxes of
  $79,735                            --       --       --       --    (148,079)   (148,079)
- -------------------------------------------------------------------------------------------
Balance at end of year           39,324  196,621  180,458  348,219    (102,226)    623,072
- -------------------------------------------------------------------------------------------
Year ended December 31, 1995
- -------------------------------------------------------------------------------------------
Net income                           --       --       --  105,370          --     105,370
Common stock issued under Plans     869    4,343   14,693       --          --      19,036
Cash dividends declared on
  common stock ($.79 per share)      --       --       --  (47,022)         --     (47,022)
Change in unrealized losses on securities
  available for sale, net of income taxes
  of $67,895                         --       --       --       --     126,091     126,091
- -------------------------------------------------------------------------------------------
Balance at end of year           40,193  200,964  195,151  406,567      23,865     826,547
- -------------------------------------------------------------------------------------------
Year ended December 31, 1996
- -------------------------------------------------------------------------------------------
Net income                           --       --       --  112,702          --     112,702
Common stock issued under Plans     594    2,977    8,642       --          --      11,619
Common stock purchased           (1,299)  (6,501) (31,867)      --          --     (38,368)
Cash dividends declared on
  common stock ($.86 per share)      --       --       --  (51,282)         --     (51,282)
Common stock issued for 3-for-2
  stock split                    19,890   99,452       --  (99,530)          --          (78)
Change in unrealized gains on securities
  available for sale, net of income taxes
  of $7,883                          --       --       --       --     (14,641)    (14,641)
- -------------------------------------------------------------------------------------------
Balance at end of year           59,378 $296,892 $171,926 $368,457      $9,224    $846,499
- ---------------------------------====== ======== ======== ========    ========    ========
- -------------------------------------------------------------------------------------------
The notes are an integral part of the financial statements.


CONSOLIDATED BANK BALANCE SHEET
- -----------------------------------------------------------------------
Central Fidelity National Bank and Subsidiaries

(In Thousands) December 31,
                                                  1996        1995
- -----------------------------------------------------------------------
Assets
- -----------------------------------------------------------------------
Cash and due from banks (note 4)                 $304,620     $338,497
Temporary investments:
  Federal funds sold and securities
    purchased under agreements to resell           62,619      120,130
   Other money market investments                  50,000       75,000
  Trading account securities                        4,061          422
- -----------------------------------------------------------------------
    Total temporary investments                   116,680      195,552
- -----------------------------------------------------------------------
Assets available for sale:
  Securities                                    3,062,919    3,619,102
  Loans                                            26,085       15,653
- -----------------------------------------------------------------------
    Total assets available for sale             3,089,004    3,634,755
- -----------------------------------------------------------------------
Loans (note 6)                                  6,690,751    6,301,160
  Allowance for loan losses (note 7)             (110,000)    (110,000)
- -----------------------------------------------------------------------
    Net loans                                   6,580,751    6,191,160
- -----------------------------------------------------------------------
Accrued interest receivable                        61,745       67,399
Premises and equipment, net (note 8)              157,119      152,879
Due from customers on acceptances                  11,009       18,741
Other assets (notes 6, 9 and 12)                  157,253      144,603
- -----------------------------------------------------------------------
    Total assets                              $10,478,181  $10,743,586
- ----------------------------------------------============  ==========
Liabilities
- -----------------------------------------------------------------------
Deposits:
  Demand                                       $1,189,819   $1,037,911
  Interest checking                               729,233      687,505
  Regular savings                                 724,264      727,951
  Consumer certificates                         3,944,228    4,134,031
  Money market accounts                           995,695    1,050,158
  Certificates of deposit $100,000 and over       488,226      348,347
- -----------------------------------------------------------------------
    Total deposits                              8,071,465    7,985,903
- -----------------------------------------------------------------------
Borrowings:
  Federal funds purchased and securities
    sold under agreements to repurchase           938,589    1,058,465
  Other short-term borrowings                      39,401       54,963
  Medium-term notes (note 11)                          --      252,250
  Federal Home Loan Bank borrowings (note 11)     400,080      350,700
  Note payable to parent company                  150,000      150,000
  Long-term debt (note 11)                            324          386
  Capitalized lease obligations (note 8)            7,334        7,746
- -----------------------------------------------------------------------
    Total borrowings                            1,535,728    1,874,510
- -----------------------------------------------------------------------
Accrued interest payable                           29,131       37,884
Bank acceptances outstanding                       11,009       18,741
Accounts payable and accrued liabilities (note     27,313       38,947
- -----------------------------------------------------------------------
    Total liabilities                           9,674,646    9,955,985
- -----------------------------------------------------------------------
Shareholder's Equity
- -----------------------------------------------------------------------
Common stock                                      167,275      167,275
Capital surplus                                   174,376      174,376
Retained earnings (note 2)                        452,660      422,085
Unrealized gains on securities available for sale,
  net of income taxes                               9,224       23,865
- -----------------------------------------------------------------------
    Total shareholder's equity (note 19)          803,535      787,601
- -----------------------------------------------------------------------
Commitments and contingent liabilities (notes 8, 14 and 17)
    Total liabilities and shareholder's equity$10,478,181  $10,743,586
- ----------------------------------------------============  ==========
- -----------------------------------------------------------------------
The notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------
Central Fidelity Banks, Inc. and Subsidiaries

NOTE 1. Nature of Operations and Significant Accounting Policies

     Central Fidelity Banks, Inc. ("Central Fidelity" or the "Company") and its subsidiaries operate within the commercial banking industry.
The Company serves the marketplace primarily through its wholly-owned banking subsidiary, Central Fidelity National Bank, a national banking association (the "Bank"). The Company, through the Bank and its other subsidiaries, provides a wide range of financial services, including a variety of deposit accounts, as well as commercial, consumer and mortgage lending. The Company also engages in limited international banking activities, primarily in connection with foreign trade financing for Virginia-based companies. In addition to commercial activities, the Company generates noninterest income by sales of trust and fiduciary services, and other investment services.

     The consolidated financial statements include the accounts and results of operations of Central Fidelity and its subsidiaries, all of which are wholly-owned. The Consolidated Bank Balance Sheet includes the accounts of the bank subsidiary only.

     The accounting and reporting policies used in preparing these financial statements conform to generally accepted accounting principles and to general practices within the industry. Of necessity, certain amounts in the financial statements are based upon management's estimates and assumptions. Actual results could differ from those estimates.

CASH FLOW INFORMATION - For purposes of the Statement of Consolidated
Cash Flows, the Company considers amounts due from banks and money market investments which have original maturities of three months or less to be cash equivalents. During the years ended December 31, 1996, 1995 and 1994, cash paid for interest was $422,104,000, $430,595,000 and $319,628,000, and cash paid for income taxes was $50,672,000, $36,569,000 and $41,372,000, respectively. During 1996, 1995 and 1994, other assets increased as a result of loan foreclosures in the amount of $8,649,000, $5,659,000 and $6,059,000, respectively, representing non-cash investing activities for purposes of the Statement of Consolidated Cash Flows.

MONEY MARKET INVESTMENTS - Money market investments are carried at cost, which approximates fair value. These assets are highly liquid short-term investments generally maturing within one year which arise from Central Fidelity's and its subsidiary bank's money market activities. They include the overnight investment of excess reserves, securities purchased under agreements to resell, and the investment in certificates of deposit of unrelated banks.

TRADING ACCOUNT SECURITIES - Trading account securities are intended to be sold in the near term and are carried at fair value. Gains and losses arising from the sale of trading account securities and market adjustments are included in "Profits (losses) on securities available for sale and trading account securities, net."

SECURITIES AVAILABLE FOR SALE - The Company's securities are classified as available for sale and are accounted for at fair value. Unrealized gains and losses are reported in a separate component of shareholders' equity in the Consolidated Balance Sheet. Securities are used as part of the Company's asset/liability strategy and may be sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, satisfy regulatory requirements or other similar factors. Gains and losses arising from the sale of securities available for sale and declines in values determined to be other than temporary are included in "Profits (losses) on securities available for sale and trading account securities, net."

LOANS AVAILABLE FOR SALE - Loans available for sale are carried at the lower of aggregate cost or fair value. Realized gains and losses and adjustments to market are classified as "Other income."


LOANS - Interest on loans is credited to income based on the principal amounts outstanding during the period. Origination and commitment fees and all related costs are deferred, and the net amount is amortized over the contractual or estimated life of the loans, if shorter.

     The policy with respect to interest accruals on commercial, construction and real estate loans specifies that interest will stop being accrued on any loan that is 90 days past due if such loans are not well secured and in the process of collection or if there appears to be no reasonable expectation that the borrower will be able to pay the interest up to date within a reasonable time period and the value of the collateral is not at least equal to the amount at which the loan plus all interest accrued is recorded. Interest income is recognized on these loans only when received in cash. Notwithstanding, any loans that reach 180 days past due are immediately placed in nonaccrual status. A loan will remain on a nonaccrual status until the loan is current, as to payment of both interest and principal, and the borrower demonstrates the ability to pay and remain current. The policy with respect to installment loans requires that a loan be charged off when it is over 120 days past due unless the collateral securing the loan has been repossessed and is in the process of liquidation. The policy with respect to bank card loans requires that a loan be charged off when
it reaches 180 days past due.  Generally,   accrual of interest on
these consumer loans is not discontinued prior to charge-off unless the collateral has been repossessed or notice of bankruptcy, death or fraud has been received on an unsecured debt.

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), as amended by SFAS 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," collectively SFAS 114. SFAS 114 requires that impaired loans within the scope of the statements be presented in the financial statements at the present value of expected future cash flows or at the fair value of the loan's collateral. A valuation allowance is required to the extent that such measurement is less than the recorded investment. Under this standard a loan is considered impaired based on current information and events if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due under the contractual terms of the loan agreement.
Charge-offs for impaired loans occur when the loan, or portion of the loan is determined to be uncollectible, as is the case for all loans. The effect of the adoption of SFAS 114 was not material to the Company's consolidated financial statements as of and for the year ended December 31, 1995.

ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses consists of the cumulative effect of the provision for loan losses, less net loans charged off. The provision for loan losses charged to operating expense is the amount necessary, in management's judgment, to maintain the allowance at a level it believes sufficient to cover losses in collections of loans. The provision is based on such factors that, in management's judgment, warrant current recognition in providing an adequate allowance. Principal factors in management's analysis of the adequacy of the allowance are: specific knowledge and historical relationships among loans outstanding, loan loss experience and the current level of the allowance; a continuing evaluation of the present and anticipated future economic environment for the nation and for the various business sectors of the Company's trade area; evaluation of concentrations by credit, industry or geography; nature and volume of the loan portfolio and reviews of the loan portfolio quality by the Company's loan review staff, the regulatory authorities and external auditors.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation and amortization. Additions, major replacements and improvements to buildings and equipment are added to the asset accounts at cost.

     Certain noncancellable leases, for the financing of premises and equipment, have been capitalized and are classified as premises and equipment in the accompanying balance sheets. Related amounts representing capitalized lease obligations are included in the accompanying balance sheets as a separate liability and are amortized using the interest method to allocate payments between principal reduction and interest expense. The initial carrying amounts represent the present value of the future rental payments, discounted at the lower of the incremental borrowing rate of the lessee or the interest rate implicit in the lease.

     Depreciation and amortization are computed and charged to expense over the estimated useful lives of the assets, principally on a straight-line method. Rates of depreciation are based on the following lives: buildings, twenty to fifty years; leasehold improvements, five to twenty years; and furniture and equipment, three to fifteen years. Capital leases and leasehold improvements are amortized to expense over the terms of their respective leases or the estimated useful lives of the improvements, whichever is shorter. Gains and losses on dispositions are reflected in operations. Maintenance, repairs and minor replacements are charged to expense.

FORECLOSED PROPERTIES - Foreclosed properties, classified in "Other assets" in the accompanying Consolidated Balance Sheet, consist primarily of real estate held for resale which was acquired through foreclosure on loans secured by real estate. Foreclosed properties are carried at the lower of cost or appraised market value less estimated disposal costs. Writedowns to market value at the date of foreclosure are charged to the allowance for loan losses. Subsequent declines in market value are charged to expense.

DEPOSIT INTANGIBLES AND GOODWILL - Deposit base intangibles and goodwill are amortized over the expected periods of benefit on a straight-line basis, and classified as "Other assets" in the accompanying Consolidated Balance Sheet.

MORTGAGE SERVICING RIGHTS - During the fourth quarter of 1995, the Company prospectively adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights"
(SFAS 122).Upon adoption of SFAS 122, the cost of mortgage loans originated or purchased with a definitive plan to sell the loans and retain the mortgage servicing rights is allocated between the loans and the servicing rights based on their estimated fair values at the date of origination, purchase or sale. Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income, and classified as "Other assets" in the accompanying Consolidated Balance Sheet. Impairment is evaluated and measured based on a stratification of the mortgage servicing rights in accordance with the risk characteristics of the underlying loans, including loan type, location, term and date of origination.

DERIVATIVE FINANCIAL INSTRUMENTS - The Company mainly utilizes interest rate swaps to manage its interest rate exposure. Income or expense associated with interest rate swap agreements is recognized on the accrual basis over the life of the swap agreement as a component of interest income or interest expense. Gains and losses on early terminations of interest rate swap agreements are recognized over the remaining life of the underlying asset or liability. In 1996, a swap was terminated resulting in a loss of $380,000. The loss will be amortized over the remaining life of the underlying hedged asset. The Company did not terminate any interest rate swap agreements prior to contractual maturity in 1995 and 1994.

INCOME TAXES - Central Fidelity accounts for certain income and expense items differently for income tax purposes than for financial reporting purposes. Provisions for deferred taxes are made in recognition of these timing differences. Central Fidelity and its subsidiaries file consolidated federal income tax returns.

PENSION AND POSTRETIREMENT PLANS - The pension plan covers substantially all employees. Costs of the plan are determined by independent actuaries using the projected unit credit method. The plan is funded on a current basis to the extent deductible under existing federal tax regulations.

     The Company provides Medicare carve-out health insurance coverage to its qualifying retirees. Participants in this plan are retired employees and active employees who are age 45 and have completed 10 full years of service. Benefits provided to retired employees before retirement are accrued during the period of employment.

STOCK OPTIONS - The Company applies APB Opinion 25 and related interpretations in accounting for its stock options. At the time options are exercised, the par value of the shares is credited to common stock, and the excess of the proceeds over the par value is credited to capital surplus. No charges or credits to income have been made with respect to the options since the option price was the same as fair value at the date of grant.

EARNINGS PER SHARE - Earnings per share have been computed on the basis of the weighted average number of shares outstanding during the year. The assumed exercise of stock options has not been included in the computations because the resulting dilution is not material.

     On May 8, 1996, the Board of Directors of the Company declared a 3-for-2 stock split in the form of a dividend payable on June 14, 1996 to shareholders of record May 20, 1996.

DIVIDENDS - Dividends are paid to the Company by its bank subsidiary in amounts sufficient to cover corporate expenses and dividends paid to shareholders. Dividends are subject to the financial condition of the subsidiary, regulatory limitations and management's judgment as to the desirability of utilizing alternative sources of funds.

TRUST ASSETS AND INCOME - Assets held by the bank subsidiary in a fiduciary, agency or safekeeping capacity for customers are not included as assets in the accompanying Consolidated Balance Sheet. At December 31, 1996, such assets amounted to $8.5 billion. Trust service income is recognized primarily on the accrual basis.

RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform to current presentations.


NOTE 2. Parent Company Financial Information

  Condensed financial information of Central Fidelity Banks, Inc.
(Parent Company) is presented below:

Balance Sheet
(In Thousands)
December 31,
                                                           1996       1995
- ------------------------------------------------------------------------------
Assets:
  Cash                                                         $27        $21
  Securities purchased under agreements to resell
    and other money market investments                      64,608     51,514
  Securities available for sale                              6,705     10,785
  Investments in subsidiaries, at equity:
    Bank                                                   803,535    787,600
    Bank-related                                             4,065      3,978
  Note receivable from subsidiary                          150,000    150,000
  Other assets                                              23,631     21,276
- -----------------------------------------------------------------------------------
      Total assets                                      $1,052,571 $1,025,174
- -------------------------------------------------------  =========  =========
Liabilities:
  Commercial paper (note 10)                               $32,873    $33,082
  Securities sold under agreements to repurchase             4,104      1,260
  Long-term debt (note 11)                                 150,000    150,000
  Other liabilities                                         19,095     14,285
- -----------------------------------------------------------------------------------
      Total liabilities                                    206,072    198,627
Shareholders' equity (note 19)                             846,499    826,547
- -----------------------------------------------------------------------------------
      Total liabilities and shareholders' equity        $1,052,571 $1,025,174
- -------------------------------------------------------  =========  =========
- ------------------------------------------------------------------------------


Statement of Income

(In Thousands)
Year Ended December 31,
                                                1996       1995       1994
- ------------------------------------------------------------------------------
Income:
  Dividends from subsidiary bank               $83,200     $24,000    $45,000
  Other                                         15,321      15,683     14,581
- -------------------------------------------------------------------------------
      Total income                              98,521      39,683     59,581
- -------------------------------------------------------------------------------
Expense:
  Interest                                      13,763      13,910     13,085
  Other                                          3,112       4,233      4,850
- -------------------------------------------------------------------------------
      Total expense                             16,875      18,143     17,935
- -------------------------------------------------------------------------------
Income before income taxes and equity in
  undistributed net income of subsidiaries      81,646      21,540     41,646
Income tax benefit                                (357)       (712)    (1,143)
- -------------------------------------------------------------------------------
Income before equity in undistributed
  net income of subsidiaries                    82,003      22,252     42,789
Equity in undistributed net income of
  subsidiaries                                  30,699      83,118     42,075
- -------------------------------------------------------------------------------
      Net income                              $112,702    $105,370    $84,864
- ----------------------------------------------========    ========    =======
- ------------------------------------------------------------------------------


Statement of Cash Flows

(In Thousands)
Year Ended December 31,
                                                           1996       1995      1994
- ---------------------------------------------------------------------------------------
Operating activities:
  Net income                                              $112,702   $105,370  $84,864
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Equity in undistributed net income of
        subsidiaries				      (30,699)   (83,118) (42,075)
      (Increase) decrease in other assets                   (2,355)     7,554   (6,340)
      Other, net                                             3,839       (885)    (362)
- ---------------------------------------------------------------------------------------
        Net cash provided by operating activities           83,487     28,921   36,087
- ---------------------------------------------------------------------------------------
Investing activities:
  Purchase of securities available for sale                (21,976)   (63,232) (11,479)
  Proceeds from sales of securities available for sale      16,075      9,145   10,965
  Proceeds from maturities and repayments of securities
    available for sale                                       9,981     49,066      425
  Repayment of note receivable from subsidiary                  --        500       --
- ---------------------------------------------------------------------------------------
        Net cash provided (used) by investing
          activities                                         4,080     (4,521)     (89)
- ---------------------------------------------------------------------------------------
Financing activities:
  Net increase in short-term borrowings                      2,635      7,685    7,822
  Proceeds from issuance of common stock                    11,619     19,036    4,044
  Common stock purchased                                   (38,368)        --       --
  Cash in lieu of fractional shares for stock split            (78)        --       --
  Cash dividends                                           (50,275)   (45,971) (42,645)
- ---------------------------------------------------------------------------------------
        Net cash used by financing activities              (74,467)   (19,250) (30,779)
- ---------------------------------------------------------------------------------------
        Increase in cash and cash equivalents               13,100      5,150    5,219
        Cash and cash equivalents at beginning of year      51,535     46,385   41,166
- ---------------------------------------------------------------------------------------
        Cash and cash equivalents at end of year           $64,635    $51,535  $46,385
- -------------------------------------------------------   ========   ======== ========
- ---------------------------------------------------------------------------------------
     Central Fidelity and each of its subsidiaries are affiliates within the meaning of Section 23A of the Federal Reserve Act. Accordingly, they are subject to the limitations specified in such section on the making of loans or extension of credit to, or purchase of securities under repurchase agreement from, any of the subsidiaries within the affiliate group. Therefore, substantially all of the net assets of the affiliate group are restricted from use by the Company in the form of loans or advances. Dividends, however, may be paid to the Company by its bank subsidiary under formulas established by the appropriate regulatory authorities. These formulas contemplate that the current year earnings and earnings retained for the two preceding years may be paid to the Parent Company without said regulatory approval. In
1997, the subsidiary bank can initiate dividend payments without said regulatory approvals of $113,479,000, plus an additional amount equal to their net earnings for 1997 up to the date of any such dividend declaration. In addition, the limitations on dividends paid by the Company on common stock to shareholders for the current and two immediately preceding years may not exceed consolidated net income of the Company and its subsidiaries for the same period.

     Substantially all of the retained earnings of the Parent Company are represented by undistributed earnings of subsidiaries.


NOTE 3. ACQUISITIONS

     On June 9, 1995, the Bank acquired core deposits, other miscellaneous assets and liabilities of Household Bank, f.s.b. ("Household"), a Virginia subsidiary of Household International, Inc., a Chicago, Illinois based financial services company. Total deposits of approximately $453 million and a total of fourteen branch offices in Northern Virginia were acquired. The offices are located in the city of Alexandria, and counties of Arlington and Fairfax. The $36,272,000 excess of the fair value of liabilities assumed over the fair value of assets acquired and cash received from Household is classified as deposit intangibles in "Other assets" in the Consolidated Balance Sheet and is being amortized over fifteen years.

NOTE 4. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

      The Company is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the years ended December 31, 1996 and 1995 was $30,708,000 and $58,129,000, respectively.


NOTE 5. Securities Available for Sale

     The following table shows amortized cost, fair value and gross unrealized gains and losses of securities available for sale as of December 31, 1996 and 1995:

(In Thousands)
- -------------------------------------------------------------------------
                                U.S.     States &
                             Government  Political
                             & Agencies Subdivision   Other      Total
- -------------------------------------------------------------------------
December 31, 1996:
  Amortized cost             $1,948,130   $102,610 $1,004,693 $3,055,433
  Fair value                  1,957,748    104,933  1,006,943  3,069,624
  Gross unrealized gains         20,431      2,432      5,482     28,345
  Gross unrealized losses       (10,813)      (109)    (3,232)   (14,154)

December 31, 1995:
  Amortized cost             $2,319,928   $120,886 $1,152,358 $3,593,172
  Fair value                  2,342,541    124,380  1,162,966  3,629,887
  Gross unrealized gains         30,906      3,635     13,650     48,191
  Gross unrealized losses        (8,293)      (141)    (3,042)   (11,476)
- -------------------------------------------------------------------------
     Securities available for sale having a fair value of $1,295,224,000 were pledged to secure deposits and to meet other legal requirements.


     The amortized cost and fair value of securities available for sale are shown below by maturity. The classification of mortgage-backed securities was based on expected maturities, while contractual maturities were used for other debt securities. Expected maturities differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(In Thousands)

- -------------------------------------------------------------------------
                                                    Amortized    Fair
                                                      Cost       Value
- -------------------------------------------------------------------------
Due in one year or less                              $384,852   $385,287
Due after one year through five years               1,915,443  1,927,148
Due after five years through ten years                645,418    646,649
Due after ten years                                    17,445     18,307
Common and preferred stocks
  with no contractual maturity                         92,275     92,233
- -------------------------------------------------------------------------
  Total                                            $3,055,433 $3,069,624
- ---------------------------------------------------========== ==========
- -------------------------------------------------------------------------
  Proceeds from sales of securities available for sale were $218,876,000 for
1996, $582,085,000 for 1995 and $2,266,537,000 for 1994. Gross gains realized on those sales were $874,000, $6,039,000 and $11,555,000 for 1996, 1995 and
1994, respectively. In 1996, 1995 and 1994,  there were $22,000, $2,217,000 and $36,847,000 of gross losses realized on the sales of securities available for sale, respectively.



NOTE 6. LOANS

     Nonaccrual loans (principally commercial and construction loans) totalled
$38,572,000 at December 31, 1996 and $48,763,000 at December 31, 1995.

     Interest on nonaccrual loans not recognized was $3,837,000 in 1996, $5,066,000 in 1995 and $6,171,000 in 1994. Interest collected and included in the results of operations on such loans amounted to $2,293,000 in 1996, $1,582,000 in 1995, and $596,000 in 1994.

     At December 31, 1996 and 1995, the recorded investment in loans which have been identified as impaired, in accordance with SFAS 114, totalled
$44,542,000 and $47,893,000, respectively. SFAS 114 does not apply to larger groups of homogeneous loans such as mortgage, installment and bank card loans, as such loans are collectively evaluated for impairment.
The Company, therefore, applies SFAS 114 to commercial and construction loans on a loan-by-loan basis in accordance with its ongoing credit review procedures.

     Impaired loans are comprised of:

(In Thousands)
December 31,                                   1996     1995
- ---------------------------------------------------------------
Commercial and commercial real estate         $28,783  $27,064
Construction                                   15,759   20,829
- ---------------------------------------------------------------
  Total impaired loans                        $44,542  $47,893
- --------------------------------------------- =======  =======
- ---------------------------------------------------------------
     At December 31, 1996, impaired loans totalling $29,298,000 had no valuation allowance and $15,244,000 had a corresponding valuation allowance of $2,973,000.  At December 31, 1995, $18,232,000 related to loans with no valuation allowance and $29,661,000 related to loans with a corresponding valuation allowance of $7,316,000. All impaired loans were measured based on the fair value of the collateral.

     For the year ended December 31, 1996 and 1995, the average recorded investment in impaired loans was approximately $50,949,000 and $53,999,000, respectively. Total interest income recognized on impaired loan was $3,308,000 for 1996 and $1,679,000 for 1995, of which $1,014,000 was recognized on a cash basis for 1996 and $1,582,000 was recognized on a cash basis for 1995.

     In the ordinary course of business, the Company and its subsidiaries grant loans to directors and executive officers of the Company and to their affiliates. These loans are made on substantially the same credit terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans was $7,152,000 and $6,687,000 at December 31, 1996 and 1995, respectively. During
1996, $2,061,000 of new loans were made and repayments totalled $1,596,000.

     As discussed in note 1, the Company adopted SFAS 122, "Accounting for Mortgage Servicing Rights," during 1995. The carrying amount and fair value of mortgage servicing rights at December 31, 1996 was $10,972,000 and $13,991,000, respectively, and $1,610,000 and $2,300,000 at December 31, 1995,
respectively. The fair value was determined using a discounted cash flow method. Mortgage servicing rights are carried at cost, and classified as "Other assets" in the accompanying Consolidated Balance Sheet. Based on management's impairment analysis as of December 31, 1996 and 1995, no valuation allowance was deemed necessary.

     Mortgage servicing rights of $10,499,000 and $821,000 were capitalized during 1996 and 1995, respectively. Amortization of mortgage servicing rights in 1996 and 1995 was $1,137,000 and $165,000, respectively.



NOTE 7. Allowance for Loan Losses

  Following is a summary of the activity in the allowance for loan losses:

(In Thousands)
Year Ended December 31,
                                     1996        1995        1994
- --------------------------------------------------------------------
Balance at January 1               $110,000    $110,000    $105,000
Provision for loan losses            43,865      26,713      24,359
- --------------------------------------------------------------------
                                    153,865     136,713     129,359
Loans charged off                    61,316      46,281      34,397
Recoveries of loans previously
  charged off                        17,451      19,568      15,038
- --------------------------------------------------------------------
  Net charge-offs                    43,865      26,713      19,359
- --------------------------------------------------------------------
Balance at December 31             $110,000    $110,000    $110,000
- ---------------------------------- ========    ========    ========
- --------------------------------------------------------------------


NOTE 8. Premises and Equipment
     Premises and equipment included in the Consolidated Balance Sheet are:

(In Thousands)
December 31,
                                                        1996     1995
- ------------------------------------------------------------------------
Capital leases                                         $11,827  $11,827
Land                                                    24,084   23,938
Buildings                                               88,467   83,008
Furnishings and equipment                              164,858  153,269
Leasehold improvements                                  33,913   32,679
Work-in-progress                                         7,998    7,492
- ------------------------------------------------------------------------
  Total cost                                           331,147  312,213
Accumulated depreciation and amortization             (174,028)(159,334)
- ------------------------------------------------------------------------
  Premises and equipment, net                         $157,119 $152,879
- ----------------------------------------------------- ======== ========
- ------------------------------------------------------------------------

     The Company has entered into long-term leases for certain premises and equipment used by the Company and its subsidiaries. These leases expire at various date to 2025, and most of the leases contain renewal options for periods ranging from 5 to 30 years. In addition, certain leases provide that the Company may elect to purchase the leased property at the expiration of the initial lease term. Some leases also contain escalation clauses whereby the Company's rental payments are adjusted proportionately with increases in the consumer price index.

     Premises and equipment include the following amounts for leases that have been capitalized:

(In Thousands)
December 31,
                                                        1996     1995
- ------------------------------------------------------------------------
Land                                                      $868     $868
Buildings                                               10,959   10,959
- ------------------------------------------------------------------------
  Total cost                                            11,827   11,827
Accumulated amortization                                (5,822)  (5,538)
- ------------------------------------------------------------------------
  Capitalized leases, net                               $6,005   $6,289
- -----------------------------------------------------   ======   ======
- ------------------------------------------------------------------------


     Future minimum lease payments, by year and in the aggregate, for capital and noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

(In Thousands)
                                                      Capital  Operating
- ------------------------------------------------------------------------
1997                                                    $1,090  $13,379
1998                                                     1,102   13,006
1999                                                     1,104   11,783
2000                                                     1,106   10,252
2001                                                     1,109    9,579
Later years                                              8,584   21,380
- ------------------------------------------------------------------------
  Total minimum lease payments                          14,095  $79,379
- -----------------------------------------------------           =======
Imputed interest (rates ranging from 8.0% to 14.3%)     (6,761)
- -----------------------------------------------------------------
  Present value of net minimum lease payments           $7,334
- -----------------------------------------------------  =======
- ------------------------------------------------------------------------
     Minimum future rentals receivable from subleases under the Company' capital leases at December 31, 1996 amounted to $621,000. This amount is not included in the preceding table.

     Rental expense for all operating leases (cancellable and noncancellable) consisted of:

(In Thousands)
Year Ended December 31,
                                              1996      1995     1994
- ------------------------------------------------------------------------
Minimum rentals                              $14,788   $13,647  $12,664
Sublease rental income                          (243)     (250)    (237)
- ------------------------------------------------------------------------
  Net rental expense for operating leases    $14,545   $13,397  $12,427
- -------------------------------------------  =======   =======  =======
- ------------------------------------------------------------------------


NOTE 9. Foreclosed Properties

     Following is a summary of the activity in foreclosed properties and the allowance for foreclosed properties:

(In Thousands)
Year Ended December 31,
                                            1996        1995        1994
- ---------------------------------------------------------------------------
Foreclosed properties, at January 1        $25,409     $30,845     $49,552
  Additions                                  8,649       5,659       6,059
  Sales                                     (9,821)    (11,029)    (24,696)
  Paydowns                                     (91)        (66)        (70)
- ---------------------------------------------------------------------------
Foreclosed properties, at December 31       24,146      25,409      30,845
- ---------------------------------------------------------------------------
Allowance for foreclosed properties, at
  January 1                                  8,273       8,085      10,806
  Provision                                  1,070       2,149      13,687
  Writedowns                                  (653)     (1,961)    (16,408)
- ---------------------------------------------------------------------------
Allowance for foreclosed properties, at
  December 31                                8,690       8,273       8,085
- ---------------------------------------------------------------------------
Foreclosed properties, net (included in
  other assets)                            $15,456     $17,136     $22,760
- -----------------------------------------  =======     =======     =======
- ---------------------------------------------------------------------------


NOTE 10. Short-Term Borrowings
     Short-term borrowings are comprised of:

(In Thousands)
December 31,
                                                              1996         1995
- -----------------------------------------------------------------------------------
Federal funds purchased                                      $405,820     $408,670
Securities sold under agreements to repurchase                502,055      633,281
- -----------------------------------------------------------------------------------
  Total federal funds purchased and securities
    sold under agreements to repurchase                       907,875    1,041,951
- -----------------------------------------------------------------------------------
Commercial paper                                               32,873       33,082
Other                                                          39,401       54,963
- -----------------------------------------------------------------------------------
  Total other short-term borrowings                            72,274       88,045
- -----------------------------------------------------------------------------------
  Total                                                      $980,149   $1,129,996
- -----------------------------------------------------------==========   ==========

     The following tabulation is a summary of amounts and weighted average rates applicable to the various categories of short-term borrowings:

(In Thousands)
- -----------------------------------------------------------------------------------
                                      Average    Annual    Daily Average  Maximum
                                       Rate     Interest     Amount      Month-End
                                     December     Rate     Outstanding    Balance
- -----------------------------------------------------------------------------------
Federal funds purchased:
  1996                                   5.40 %     5.35 %   $246,605     $405,820
  1995                                   5.73       5.94      249,149      408,670
  1994                                   5.56       3.94      227,194      410,848
Securities sold under agreements to repurchase:
  1996                                   4.95       5.01      691,024      836,004
  1995                                   5.40       5.72      750,098    1,000,269
  1994                                   5.47       4.06      868,338    1,118,881
Commercial paper:
  1996                                   4.46       4.36       31,085       34,783
  1995                                   4.74       4.97       30,542       35,367
  1994                                   4.80       3.61       19,598       28,418
Other:
  1996                                   9.06       5.23       40,013       74,955
  1995                                   5.77       5.70       32,323       61,639
  1994                                   5.35       4.13       23,150       50,001
Total:
  1996                                   5.16 %     5.08 % $1,008,727
  1995                                   5.50       5.75    1,062,111
  1994                                   5.46       4.03    1,138,280
- -----------------------------------------------------------------------------------

     Federal funds purchased and securities sold under agreements to repurchase generally mature daily or on demand.
     Commercial paper, in the form of short-term variable rate notes, matures no later than six months from date of issuance.
     Other short-term borrowings consist principally of U.S. Treasury tax and loan deposit notes payable on demand, and Federal Home Loan Bank borrowings callable 90 days from date of issuance.

NOTE 11. MEDIUM-TERM AND LONG-TERM DEBT

     Medium-term and long-term debt consist of:

(In Thousands)
December 31,
                                                                  1996       1995
- ------------------------------------------------------------------------------------
Medium-term debt:
  Subsidiary bank:
    Bank notes:
      4.785%, due February 15, 1996                                  $--   $150,000
      5.00%, due June 17, 1996                                        --    102,250
- --------------------------------------------------------------  --------------------
        Total bank notes                                             $--    252,250
- --------------------------------------------------------------  --------------------
    Federal Home Loan Bank borrowings:
      6.025%, due May 3, 1996                                         --     47,700
      7.54%, due November 27, 1996                                    --     46,200
      7.686%, due February 3, 1997                                26,800     26,800
      6.51%, due May 12, 1997                                      4,000      4,000
      6.44%, due June 6, 1997                                     18,500     18,500
      Floating rate, due June 6, 1997                             25,000     25,000
      6.39%, due June 10, 1997                                    25,000     25,000
      Floating rate, due June 23, 1997                            25,000     25,000
      6.57%, due August 8, 1997                                   46,600     46,600
      7.69%, due November 10, 1997                                 2,500      2,500
      8.31%, due January 2, 1998                                   1,500      1,500
      8.05%, due January 5, 1998                                   4,800      4,800
      Floating rate, due February 6, 1998                         50,000         --
      Floating rate, due May 7, 1998                              43,800         --
      6.63%, due May 12, 1998                                     19,600     19,600
      Floating rate, due November 29, 1999                        42,280         --
      5.924%, due June 5, 2000                                    50,000     50,000
      5.63%, due January 22, 2001                                  7,200         --
      5.95%, due December 11, 2003                                 7,500      7,500
- --------------------------------------------------------------  --------------------
        Total Federal Home Loan Bank borrowings                  400,080    350,700
- --------------------------------------------------------------  --------------------
        Total medium-term debt                                   400,080    602,950
- --------------------------------------------------------------  --------------------
Long-term debt:
  Central Fidelity Banks, Inc. (Parent Company):
    Subordinated notes due November 15, 2002                     150,000    150,000
  Subsidiary bank:
    Mortgage notes at various interest rates                         324        386
- --------------------------------------------------------------  --------------------
        Total long-term debt                                     150,324    150,386
- --------------------------------------------------------------  --------------------
        Total                                                   $550,404   $753,336
- --------------------------------------------------------------  ========   ========
- ------------------------------------------------------------------------------------

     The interest payments on fixed rate Federal Home Loan Bank borrowings are payable monthly. The floating interest rate is determined quarterly, based on 3-month
LIBOR minus a spread, and interest payments are due quarterly.

     The subordinated notes due November 15, 2002 are subordinated to all existing and future senior indebtedness of the Company. The notes bear interest at 8.15% per annum, payable semi-annually on May 15 and November 15. The notes are not redeemable prior to maturity.

     Scheduled principal payments of the medium-term and long-term debt at December
31, 1996 are:

(In Thousands)

- ------------------------------------------------------------------------------------
1997                                                                       $173,467
1998                                                                        119,774
1999                                                                         42,360
2000                                                                         50,081
2001                                                                          7,211
Later years                                                                 157,511
- -------------------------------------------------------------------------  ---------
  Total                                                                    $550,404
- -------------------------------------------------------------------------  ========
- ------------------------------------------------------------------------------------
</Table





NOTE 12. Income Taxes

     The components of income tax expense (benefit) are:

(In Thousands)
Year Ended December 31,
                                                        1996     1995     1994
- ---------------------------------------------------------------------------------
Current taxes - federal                                $53,585  $47,028  $37,784
Deferred taxes - federal                                  (911)   2,024    1,272
- ---------------------------------------------------------------------------------
  Income tax expense                                   $52,674  $49,052  $39,056
- ------------------------------------------------------ =======  =======  =======
- ---------------------------------------------------------------------------------

     The differences between income tax computed by applying the federal statutory rate to income before income taxes and the actual tax provision are shown below:

(In Thousands)
Year Ended December 31,
                                                        1996     1995     1994
- ---------------------------------------------------------------------------------
Income tax at federal statutory rate                      35.0%    35.0%    35.0%
Increase (decrease) in taxes resulting from:
    Tax-exempt interest                                   (2.1)    (2.6)    (3.7)
    Other, net                                            (1.0)    (0.6)     0.2
- ---------------------------------------------------------------------------------
      Net decrease in taxes                               (3.1)    (3.2)    (3.5)
- ---------------------------------------------------------------------------------
      Income tax expense                                  31.9%    31.8%    31.5%
- ------------------------------------------------------  ======   ======   ======
- ---------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

(In Thousands)
December 31,
                                                                 1996     1995
- ---------------------------------------------------------------------------------
Deferred tax assets:
  Allowance for loan and other real estate losses               $36,977  $36,831
  Employee benefit liabilities                                    8,823    8,822
  Other                                                           5,208    3,127
- ---------------------------------------------------------------------------------
    Total deferred tax assets                                    51,008   48,780
- ---------------------------------------------------------------------------------
Deferred tax liabilities:
  Securities transactions                                         6,957    6,485
  Deferred loan fees and costs                                    1,295      494
  Leases                                                            840      641
  Prepaid expenses                                                1,367    1,284
  Unrealized gains on securities available for sale, net          4,967   12,850
  Other                                                             986    1,224
- ---------------------------------------------------------------------------------
    Total deferred tax liabilities                               16,412   22,978
- ---------------------------------------------------------------------------------
    Net deferred tax asset (included in other assets)           $34,596  $25,802
- --------------------------------------------------------------- =======  =======
- ---------------------------------------------------------------------------------
     Management has determined, based on the Company's history of earnings, its expectation of earnings in future years, its taxable income in the available carryback period and future taxable income from reversing taxable temporary differences, that it is more likely than not that all of the deferred tax asset will be realized. Accordingly, no valuation allowance has been established.


NOTE 13. PREFERRED AND COMMON STOCK

     The Company is authorized to issue two classes of preferred stock:
200,000 shares of preferred stock, par value $100 per share; and 4,000,000 shares of 1983 preferred stock, par value $25 per share.
Both classes are issuable in series, and have such rights, including voting and conversion rights, preferences and terms as determined by the Board of Directors at the time of issuance. As of December 31, 1996, no shares of either class were outstanding.

     The Company is authorized to issue 100,000,000 shares of common stock, par value $5 per share, of which 59,378,319 shares were outstanding as of December 31, 1996. Each share of common stock also represents one preferred share purchase right ("Right") under the terms of the Company's Rights Agreement dated May 3, 1989, as amended and restated in its entirety on November 9, 1994 (the "Rights Agreement"). Each Right entitles its registered holder to purchase from the Company, after the Distribution Date (as defined in the Rights Agreement), one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $25 per share, for $110 (the "Purchase Price"). The Purchase Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a common stock dividend on or a subdivision or a combination into a smaller number of shares of common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for common stock.

     On January 10, 1996, the Company's Board of Directors authorized the purchase of up to 2,000,000 shares of its common stock, approximately 5% of its outstanding shares, over an 18 to 24 month period. On May 8, 1996, the remaining shares available for purchase under the repurchase program were adjusted to reflect the 3-for-2 stock split-up in the form of a stock dividend declared by the Board. The repurchased shares may be used for general corporate purposes. Purchases under the repurchase program may be discontinued or interrupted at any time. During 1996, a total of 1,299,000 pre-split and post-split shares were repurchased by the Company under the program.

     On May 8, 1996, the Board of Directors of the Company declared a 3-for-2 stock split in the form of a dividend payable on June 14, 1996 to shareholders of record May 20, 1996.


NOTE 14. Employee Benefit Plans

     Central Fidelity has a noncontributory defined benefit pension plan covering substantially all full-time employees. The plan provides pension benefits that are based on the employee's compensation during the five years before retirement.
The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

     The following table sets forth the plan's funded status and amount recognized in the Company's Consolidated Balance Sheet:

(In Thousands)
December 31,
                                                    1996       1995
- -----------------------------------------------------------------------
Accumulated and vested benefit obligation          ($53,758)  ($45,968)
- -------------------------------------------------   =======    =======
Projected benefit obligation                       ($72,961)  ($63,820)
Plan assets at fair value                            75,824     59,829
- ----------------------------------------------------------- ----------
Plan assets over (under) projected benefit
  obligation                                          2,863     (3,991)
Unrecognized net loss from past experience            8,679     12,059
Prior service cost not yet recognized                  (411)      (497)
Unrecognized net asset being recognized
  over 15 years                                        (811)    (1,014)
- ----------------------------------------------------------- ----------
    Prepaid  pension cost                           $10,320     $6,557
- -------------------------------------------------    ======     ======
- -----------------------------------------------------------------------

     Net pension cost included the following components:

(In Thousands)
Year Ended December 31,
                                          1996      1995       1994
- -----------------------------------------------------------------------
Service cost                              $3,317     $2,582     $2,679
Interest cost                              4,874      4,189      3,525
Actual (return) loss  on plan assets     (11,151)   (10,044)       705
Net amortization and deferral              5,755      6,045     (4,635)
- ----------------------------------------------------------- ----------
    Total pension expense                 $2,795     $2,772     $2,274
- ---------------------------------------   ======     ======     ======
- -----------------------------------------------------------------------

     In determining the actuarial present value of the projected benefit obligation, the weighted-average discount rate used was 7.75% for 1996 and 1995, and rate of increase in future compensation levels used was 4.00% for 1996 and 5.50% for 1995. The expected long-term rate of return on assets was 9.25% for
1996 and 9.00% for1995.

     The plan assets at December 31, 1996 included 310,519 shares of the common stock of the Company having a market value of approximately $7,996,000 or 11%
of the total market value of the plan assets at that date. The plan received $261,000 in dividends on these shares during 1996.

     The Company's pension plan provides that the benefits payable to retirees are based on years of service and levels of compensation. The Internal Revenue Code contains limits on the annual benefits that a retiree may receive from a qualified defined benefit plan. For 1997 the maximum amount that a qualified plan may pay out to a retiree is $125,000.

     The Company maintains an unfunded nonqualified plan that enables retirees to receive pension benefits in accordance with the computational terms of the plan when those terms provide benefits in excess of the amounts payable under the IRS qualified rules. In addition, there is an unfunded Executive Supplemental Retirement Plan which provides a benefit equal to 25% of the participating executive's salary. Benefits are payable for 20 years to the executive or to his estate upon his death. The table below sets forth these plans' funded status and amounts recognized in the Company's Consolidated
Balance Sheet.

(In Thousands)
December 31,
                                                    1996       1995
- -----------------------------------------------------------------------
Accumulated and vested benefit obligation          ($14,559)  ($11,755)
- -------------------------------------------------   =======    =======
Projected benefit obligation                       ($17,933)  ($14,241)
Plan assets at fair value                                --         --
- -----------------------------------------------------------------------
Plan assets under projected benefit obligation      (17,933)   (14,241)
Unrecognized net (gain) loss from past experience     2,702       (264)
Prior service cost not yet recognized                 1,107      1,299
Unrecognized net asset being recognized
  over 15 years                                       4,770      5,219
- -----------------------------------------------------------------------
    Accrued pension cost                            ($9,354)   ($7,987)
- -------------------------------------------------    ======     ======
- -----------------------------------------------------------------------

     Net pension cost for this supplemental plan included the following components:

(In Thousands)
Year Ended December 31,
                                          1996      1995       1994
- -----------------------------------------------------------------------
Service cost                                $436       $353       $282
Interest cost                              1,070      1,000        957
Net amortization and deferral                664        488        659
- -----------------------------------------------------------------------
    Total pension expense                 $2,170     $1,841     $1,898
- ---------------------------------------   ======     ======     ======
- -----------------------------------------------------------------------

     In determining the actuarial present value of the projected benefit obligation, the weighted-average discount rate used was 7.75% for 1996 and 1995, and the rate of increase in future compensation levels used was 4.00% for 1996 and 5.50% for
1995.

     Under the provisions of its Stock and Thrift Plan, the Company matches at least
50% of employee contributions to the plan. Additional matching contributions are made by the Company based upon attainment of defined earnings levels. There were no additional matching contributions made in 1996, 1995 or 1994. The Company contributed $2,657,000, $2,581,000 and $2,429,000 in 1996, 1995 and 1994,
respectively, as its matching share.

     The Company provides the Medicare carve-out health insurance coverage to its qualifying retirees (the "Plan"). Participants in this Plan are retired employees and active employees who are age 45 and have completed 10 full years of service.

     The following table sets forth the Plan's funded status and amount recognized in the Company's Consolidated Balance Sheet:

(In Thousands)
December 31,
                                                    1996       1995
- -----------------------------------------------------------------------
Accumulated postretirement benefit obligation:
  Retirees and spouses                             ($13,287)  ($12,670)
  Eligible active participants                       (3,144)    (2,741)
  Other active participants                          (4,437)    (3,349)
- -----------------------------------------------------------------------
    Total accumulated postretirement benefit
      obligation                                    (20,868)   (18,760)
Plan assets at fair value                                --         --
Total unrecognized loss                              (1,135)    (1,905)
Unrecognized transition obligation                   13,242     14,070
- -----------------------------------------------------------------------
    Net postretirement benefit liability            ($8,761)   ($6,595)
- -------------------------------------------------   =======    =======
- -----------------------------------------------------------------------

     The net postretirement benefit cost included the following components:

(In Thousands)
Year Ended December 31,
                                          1996      1995       1994
- -----------------------------------------------------------------------
Service cost                              $1,054       $667     $1,031
Interest cost                              1,408      1,649      1,434
Net amortization and deferral                825        828        828
- -----------------------------------------------------------------------
    Total postretirement benefit
      expense                             $3,287     $3,144     $3,293
- ---------------------------------------   ======     ======     ======
- -----------------------------------------------------------------------
     The assumed health care cost trend rates used to measure the expected cost of benefits under the Plan for 1996 and 1997 are 8.40% and 8.20%, respectively. This rate gradually declines to 6.03% for the year 2005 and remains at that level thereafter.
The discount rate used in determining the accumulated postretirement benefit obligation was 7.75% In 1996 and 1995. The Plan is not compensation based, accordingly, changes in participants' compensation have no effect upon the Plan. Should the health care cost trend increase by 1%, the service and interest cost and the accumulated benefit obligation would increase by $482,000 and $2,775,000, respectively.



NOTE 15. Stock Option and Stock Incentive Plans

     The Company has five stock option plans which provide for the granting of options to key executives and employees of the Company and its subsidiaries to purchase shares of the Company's common stock at the fair value at date of grant. The 1986 Incentive Stock Option Plan ("1986 Plan"), 1988 Incentive Stock
Option Plan ("1988 Plan"), 1991 Incentive Stock Option Plan ("1991 Plan"), 1993
Incentive Stock Option Plan ("1993 Plan"), and the 1995 Stock Incentive Plan
("1995 Plan")," provide for the granting of stock options for 675,000 shares each for the 1986 Plan, 1988 Plan and 1991 Plan, 750,000 shares for the 1993 Plan, and 2,625,000 shares for the 1995 Plan, of the Company's common stock.

     Under the terms of the 1995 Plan, all present and future employees are eligible to receive awards under the 1995 Plan in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance awards and other stock unit awards.

     Each option granted is exercisable within ten years from date of grant. The
1986 Plan, 1988 Plan, 1991 Plan, 1993 Plan and 1995 Plan will terminate
February 4, 1996, February 2, 1998, March 12, 2001, March 12, 2003, and
May 9, 2005, respectively.

     A summary of activity in the stock option plans follows:
                       Options               Weighted-
                      Available   Options     Average
                      for Grant Outstanding Exercise Price
- --------------------------------------------------------
Balance, December 31,   754,508   3,187,070      $12.08

  Granted              (706,050)    706,050       17.50
  Exercised                  --    (436,926)       8.60
  Cancelled              14,025     (14,025)      16.89
- -----------------------------------------------
Balance, December 31,
  1994                   62,483   3,442,169      $13.80

  Adoption of 1995
    Plan              2,625,000          --          --
  Granted               (60,375)     60,375       17.68
  Exercised                  --    (561,846)       9.38
  Cancelled              27,075     (27,075)      17.81
- -----------------------------------------------
Balance, December 31,
  1995                2,654,183   2,913,623      $14.76

  Granted              (709,475)    709,475       21.55
  Exercised                  --    (520,594)      12.71
  Cancelled              14,850     (14,850)      17.72
- -----------------------------------------------
Balance, December 31,
  1996                1,959,558   3,087,654      $16.67
- ----------------------=========   =========
- --------------------------------------------------------

     The following table summarizes information about fixed stock options outstanding at
December 31, 1996:
                           Options Outstanding and Exercisable
                      ----------------------------------
                         	        Number   Weighted-   Weighted-
                                            Of      Average     Average
Range of Exercise       Shares  Contractual Exercise Price
  Prices
- --------------------------------------------------------
      $7 to $10         614,974           3       $8.56
      $14 to $20      1,734,105           6       17.39
      $21 to $26        738,575           9       21.53
                      ----------
      $7 to $26       3,087,654           6      $16.67
                      ==========
- --------------------------------------------------------

     The Company applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates consistent with the methods of SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. In accordance with the transition provisions of SFAS 123, the pro forma amounts reflect options with grant dates subsequent to January 1, 1995. The pro forma disclosures shown may not be representative of the effects on reported net income in future years.

(In Thousands, except per share)
Year Ended December 31,
                                    1996        1995
- --------------------------------------------------------
Net income:
     As reported                   $112,702    $105,370
     Pro forma                      110,218     105,160

Earnings per share:
     As reported                      $1.89       $1.77
     Pro forma                         1.85        1.76
- --------------------------------------------------------
     The purposes of computing the pro forma amounts indicated above, the fair value of each option on the date of grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the 1996 and 1995 grants, respectively: dividend yields of 3.5% for 1996 and 1995, expected volatility of 38% and
42%, risk free interest rates of 5.7% and 5.4%, and expected lives of 5.1 years and 5.2 years. The weighted average fair value at the date of grant of each option granted in
1996 and 1995 was $7.15 and $7.04, respectively.


NOTE 16. Other Information

  The principal components of "Interest on deposits," "Other income" and "Other expense"
in the Statement of Consolidated Income are:

(In Thousands)
Year Ended December 31,
                                          1996        1995        1994
- -------------------------------------------------------------------------
Interest on deposits:
  Interest checking                      $14,066     $15,163     $15,802
  Regular savings                         19,637      20,666      23,723
  Consumer certificates                  229,535     225,832     156,610
  Money market accounts                   41,105      43,300      33,133
  Certificates of deposit $100,000 and
    over                                  17,844      14,764      14,364
- -------------------------------------   ---------   ---------   ---------
    Total                               $322,187    $319,725    $243,632
- -------------------------------------   =========   =========   =========
Other income:
  Gain on sale of out-of-state bank card
    portfolio                                $--         $--     $11,400
  Other (includes no items in excess of 1%
    of total revenue)                     31,204      26,329      25,339
- -------------------------------------   ---------   ---------   ---------
    Total                                $31,204     $26,329     $36,739
- -------------------------------------   =========   =========   =========
Other expense:
  Telecommunications and postage expense $10,422      $9,623      $8,708
  Other (includes no items in excess of 1%
    of total revenue)                     44,704      39,713      40,325
- -------------------------------------   ---------   ---------   ---------
    Total                                $55,126     $49,336     $49,033
- -------------------------------------   =========   =========   =========
- -------------------------------------------------------------------------

NOTE 17. Off-Balance-Sheet Items, Commitments and Contingent
           Liabilities

  In the normal course of business, there are outstanding various financial instruments which involve elements of credit and interest rate risk, to varying degrees, that are not recognized in the Consolidated Balance Sheet. These financial instruments include commitments to extend credit, standby letters of credit, interest rate swaps, options and forward and exchange rate contracts.

  At December 31, 1996 and 1995, the Company had outstanding loan commitments of $2,964,951,000 and $1,271,035,000, and standby letters of credit approximating $223,415,000 and $218,208,000, respectively. To meet the financing needs of its customers, the Company controls and monitors the credit risk of these financial instruments through credit approvals, limits, and the same credit policy procedures as it does for on-balance-sheet instruments.
No material losses are anticipated as a result of these transactions. The Company's loan portfolio is comprised of credit extensions principally to customers in the Commonwealth of Virginia.

  The notional value of total interest rate swaps at December 31, 1996 and 1995 approximated $331,150,000 and $554,800,000, respectively. To hedge against interest rate risk, the Company's swap portfolio consists of $250,000,000 of receive fixed-pay variable swaps which were used primarily to convert fixed rate borrowings to a variable rate and variable rate commercial loans to fixed rate, and $72,150,000 of pay fixed-receive variable swaps used to lock in certain fixed rate funding costs and convert certain fixed rate commercial loans to variable rate. In addition, the Company has also entered into interest rate swap agreements to accommodate the needs of commercial customers. In order to offset the interest rate risk of customer swaps, the Company has executed offsetting transactions with third parties. The notional amount of customer-related swap transactions was $9,000,000 and $8,000,000 at December 31, 1996 and 1995, respectively.
The fair value of total interest rate swaps was an unrealized gain of approximately $3,000,000 and $6,600,000 at December 31, 1996 and 1995,
respectively.

  Financial derivatives may expose the Company to credit risk to the extent of the fair value gain of an instrument should the counterparty default on its obligation to perform. The Company seeks to reduce credit risk by dealing only with highly rated counterparties and by setting exposure limits based on independent industry ratings from the major rating agencies and other relevant criteria. Furthermore, the Company uses bilateral netting agreements and collateral arrangements to reduce credit risk. Collateral is delivered by either party when the fair value of the transaction exceeds established thresholds of credit risk. At year-end 1996, the Company had net credit risk of $3.9 million to one counterparty. This exposure was below the threshold for receiving collateral. Of the transactions that had negative fair values at year-end 1996, none were above threshold levels requiring the Company to deliver collateral.

  The Company also periodically enters into options, forwards and exchange rate contracts. Such amounts were not material in 1996 or 1995.

  There are also legal proceedings from time to time pending against the Company and its subsidiaries arising during the normal course of business. In the opinion of management, after consultation with legal counsel, liabilities arising from these proceedings, if any, would not have a material adverse effect on the consolidated financial position or results of operations.


NOTE 18. Disclosures About Fair Value of Financial Instruments

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and due from banks and temporary investments
  The carrying amount of cash and due from bank balances and temporary investments is a reasonable estimate of fair value.

Securities available for sale and trading account securities
  Fair values of securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans
  The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, taking into consideration the credit risk in various loan categories.

Deposits
  The fair value of demand, interest checking, regular savings and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Short-term borrowings
  The carrying values of federal funds purchased and securities sold under agreements to repurchase and other short-term borrowings are reasonable estimates of fair value.

Medium-term notes, FHLB borrowings, long-term debt and capitalized lease obligations
  The fair values for these borrowings are determined based on interest rates currently available for debt with similar terms and remaining maturities.

Off-Balance-Sheet Items
  The fair value of interest rate swaps is the estimated amount that the Company would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

  The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

  The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

  The carrying amount and fair value of commitments and standby letters of credit were not material at December 31, 1996 and December 31, 1995.

  The carrying amount and fair value of financial instruments as of December 31, 1996 and December 31, 1995 are as follows:

(In Thousands)                           Carrying       Fair
                                          Amount       Value
- ---------------------------------------------------------------
December 31, 1996:
Financial assets:
  Cash and due from banks                $304,661     $304,661
  Temporary investments                   150,576     150,576
  Securities available for sale         3,069,624   3,069,624
  Loans, net                            6,606,836    6,565,771

Financial liabilities:
  Deposits                              8,071,454    8,115,019
  Short-term borrowings                   980,149     980,149
  Medium-term notes and FHLB borrowings   400,080      399,911
  Long-term debt and capitalized lease
    obligations                           157,658      170,628

Interest rate swaps                            --        3,045

December 31, 1995:
Financial assets:
  Cash and due from banks                $338,580     $338,580
  Temporary investments                   233,156     233,156
  Securities available for sale         3,629,887   3,629,887
  Loans, net                            6,206,813    6,198,405

Financial liabilities:
  Deposits                              7,985,898    8,044,645
  Short-term borrowings                 1,129,996   1,129,996
  Medium-term notes and FHLB borrowings   602,950      610,356
  Long-term debt and capitalized lease
    obligations                           158,132      172,216

Interest rate swaps                            --        6,564
- ---------------------------------------------------------------


Note 19. Capital Requirements

     Central Fidelity National Bank (the "Bank"), the principal subsidiary of Central Fidelity Banks, Inc., is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the
Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for Prompt Corrective Action ("PCA"), the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.
The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and
other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     The most recent notification from the Office of the Comptroller of the Currency, the Bank's primary regulator, categorized the Bank as well capitalized under the regulatory framework for PCA. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. The Bank's category is determined solely for the purposes of applying PCA and that category may not constitute an accurate representation of the Bank's overall financial condition or prospects. There are no conditions or events since that notification that management believes have changed the Bank's capital adequacy category.

The regulatory framework for PCA is applicable only to banks and not to bank holding companies and their non-bank subsidiaries.

                                                             Minimum Ratio
                                                             To Be Considered
                                                   For Capital Well Capitalized
(In Thousands)                          Actual      Adequacy     Under
December 31, 1996                  Amount    Ratio  Purposes   PCA Provisions
- ---------------------------------------------------------------------------
Total risk-weighted assets:
      Consolidated               $7,708,300     --        --            --
      Subsidiary bank            $7,708,408     --        --            --
Total average assets:
      Consolidated              $10,278,396     --        --            --
      Subsidiary bank           $10,244,113     --        --            --
Total capital (to risk-weighted assets):
      Consolidated               $1,024,735  13.29%      8.0%     N/A
      Subsidiary bank              $995,337  12.91%      8.0%         10.0%
Tier 1 capital (to risk-weighted assets):
      Consolidated                 $778,213  10.09%      4.0%     N/A
      Subsidiary bank              $748,814   9.71%      4.0%          6.0%
Tier 1 capital (to average assets):
      Consolidated                 $778,213   7.57%      4.0%     N/A
      Subsidiary bank              $748,814   7.31%      4.0%          5.0%
- ---------------------------------------------------------------------------
December 31, 1995
- ---------------------------------------------------------------------------
Total risk-weighted assets:
      Consolidated               $7,488,748     --        --            --
      Subsidiary bank            $7,477,783     --        --            --
Total average assets:
      Consolidated              $10,458,004     --        --            --
      Subsidiary bank           $10,413,711     --        --            --
Total capital (to risk-weighted assets):
      Consolidated                 $982,658  13.12%      8.0%     N/A
      Subsidiary bank              $955,613  12.78%      8.0%         10.0%
Tier 1 capital (to risk-weighted assets):
      Consolidated                 $738,846   9.87%      4.0%     N/A
      Subsidiary bank              $711,936   9.52%      4.0%          6.0%
Tier 1 capital (to average assets):
      Consolidated                 $738,846   7.06%      4.0%     N/A
      Subsidiary bank              $711,936   6.84%      4.0%          5.0%
- ---------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

KPMG Peat Marwick LLP
Certified Public Accountants

Suite 1900
1021 East Cary Street
Richmond, Virginia 23219-4023


The Board of Directors and Shareholders
Central Fidelity Banks, Inc.:

     We have audited the accompanying consolidated balance sheet of Central Fidelity Banks, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related statements of consolidated income, consolidated cash flows and changes in consolidated shareholders' equity for each of the years in the three-year period ended December 31, 1996, and the consolidated bank balance sheet of the subsidiary bank of Central Fidelity Banks, Inc. as of December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Fidelity Banks, Inc. and subsidiaries as of December 31, 1996 and 1995, the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, and the consolidated bank balance sheet referred to above presents fairly, in all material respects, the financial position of the subsidiary bank of Central Fidelity Banks, Inc. as of December 31, 1996 and 1995, all in conformity with generally accepted accounting principles.

January 15, 1997


                                                         Exhibit 99.2


CONSOLIDATED BALANCE SHEET
Central Fidelity Banks, Inc. and Subsidiaries
- ------------------------------------------------------------------
(In thousands, except share data)
                                            June 30,  December 31,
                                              1997        1996
- ------------------------------------------------------------------
ASSETS
- ------------------------------------------------------------------
Cash and due from banks                      $312,192    $304,661
Temporary investments:
  Federal funds sold and securities purchased
    under agreements to resell                 96,369      96,515
  Other money market investments               50,000      50,000
  Trading account securities                    3,491       4,061
- ------------------------------------------------------------------
      Total temporary investments             149,860     150,576
- ------------------------------------------------------------------
Assets available for sale:
  Securities                                2,954,154   3,069,624
  Loans                                        13,072      26,085
- ------------------------------------------------------------------
      Total assets available for sale       2,967,226   3,095,709
- ------------------------------------------------------------------
Loans                                       6,926,376   6,690,751
  Allowance for loan losses                  (110,000)   (110,000)
- ------------------------------------------------------------------
      Net loans                             6,816,376   6,580,751
- ------------------------------------------------------------------
Accrued interest receivable                    62,658      61,819
Premises and equipment, net                   164,496     157,119
Due from customers on acceptances              10,664      11,009
Other assets                                  185,226     178,716
- ------------------------------------------------------------------
      Total assets                        $10,668,698 $10,540,360
- ------------------------------------------ ==========  ==========




                                            June 30,  December 31,
LIABILITIES                                   1997        1996
- ------------------------------------------------------------------
Deposits:
  Demand                                   $1,288,662  $1,189,808
  Savings and other time                    6,285,178   6,393,420
  Certificates of deposit $100,000 and over    502,780     488,226
- ------------------------------------------------------------------
      Total deposits                        8,076,620   8,071,454
- ------------------------------------------------------------------
Borrowings:
  Federal funds purchased and securities sold
    under agreements to repurchase          1,065,467     907,875
  Other short-term borrowings                  68,232      72,274
  Federal Home Loan Bank borrowings           316,986     400,080
  Long-term debt                              249,425     150,324
  Capitalized lease obligations                 7,111       7,334
- ------------------------------------------------------------------
      Total borrowings                      1,707,221   1,537,887
- ------------------------------------------------------------------
Dividends payable                              13,608      13,059
Accrued interest payable                       31,399      29,160
Bank acceptances outstanding                   10,664      11,009
Accounts payable and accrued liabilities       25,621      31,292
- ------------------------------------------------------------------
      Total liabilities                     9,865,133   9,693,861
- ------------------------------------------------------------------

SHAREHOLDERS' EQUITY
- ------------------------------------------------------------------
Preferred stock, none issued                       --          --
Common stock, par value $5 per share, authorized
  100,000,000 shares, shares issued: 56,724,684
  and 59,378,319, respectively                283,623     296,892
Capital surplus                               108,484     171,926
Unamortized deferred compensation                (682)         --
Retained earnings                             403,526     368,457
Unrealized gains on securities available
  for sale, net of income taxes                 8,614       9,224
- ------------------------------------------------------------------
      Total shareholders' equity              803,565     846,499
- ------------------------------------------------------------------
      Total liabilities and shareholders' equity  $10,668,698 $10,540,360
- ------------------------------------------ ==========  ==========
- ------------------------------------------------------------------


<PAGE

STATEMENT OF CONSOLIDATED INCOME
Central Fidelity Banks, Inc. and Subsidiaries
- ------------------------------------------------------------------------------------------
                                           For the three months     For the six months
                                                ended June 30,                 ended June 30,
- ------------------------------------------------------------------------------------------
(In thousands, except share and per share data)     1997        1996        1997        1996
- ------------------------------------------------------------------------------------------
Income From Earning Assets
- ------------------------------------------------------------------------------------------
Interest and fees on loans                   $152,318    $139,374    $300,376    $278,535
Interest on securities available for sale:
  U.S. Government and agencies                 29,280      33,806      59,880      70,017
  States and political subdivisions             1,266       1,397       2,600       2,898
  Other                                        16,853      18,675      32,823      37,477
Interest on loans available for sale              240         300         548         542
Interest on money market investments            1,290       1,312       2,281       2,880
Interest on trading account securities             67          21         134          34
- ------------------------------------------------------------------------------------------
            Total income from earning assets          201,314     194,885     398,642     392,383
- ------------------------------------------------------------------------------------------
Interest Expense
- ------------------------------------------------------------------------------------------
Interest on deposits                           78,358      79,398     155,868     160,734
Interest on federal funds purchased and securities
  sold under agreements to repurchase          12,099      12,170      23,323      24,871
Interest on other short-term borrowings           772         955       1,531       1,932
Interest on medium-term notes                      --       1,341          --       3,841
Interest on Federal Home Loan Bank borrowings      5,764       6,292      11,740      12,429
Interest on long-term debt                      3,895       2,533       6,405       5,035
Interest on capitalized lease obligations         171         168         318         338
- ------------------------------------------------------------------------------------------
    Total interest expense                    101,059     102,857     199,185     209,180
- ------------------------------------------------------------------------------------------
Net interest income                           100,255      92,028     199,457     183,203
Provision for loan losses                      13,332      10,644      27,565      20,951
- ------------------------------------------------------------------------------------------
    Net income from earning assets             86,923      81,384     171,892     162,252
- ------------------------------------------------------------------------------------------
Noninterest Income
- ------------------------------------------------------------------------------------------
Trust income                                    4,797       4,473       9,292       8,768
Deposit fees and charges                       10,754       9,458      20,691      18,821
Profits (losses) on securities available for sale and
  trading account securities                      416        (157)      1,881          (1)
Other income                                    9,271       7,166      17,904      13,991
- ------------------------------------------------------------------------------------------
    Total noninterest income                   25,238      20,940      49,768      41,579
- ------------------------------------------------------------------------------------------
Noninterest Expense
- ------------------------------------------------------------------------------------------
Personnel expense                              37,384      34,523      74,924      68,839
Occupancy and equipment expense                12,684      11,320      24,672      22,866
FDIC insurance expense                            400         680         794       1,334
Other real estate expense                         449         421         630       1,308
Other expense                                  14,966      13,122      29,350      26,187
- ------------------------------------------------------------------------------------------
    Total noninterest expense                  65,883      60,066     130,370     120,534
- ------------------------------------------------------------------------------------------
Earnings
- ------------------------------------------------------------------------------------------
Income before income taxes                     46,278      42,258      91,290      83,297
Income tax expense                             15,096      13,449      29,715      26,507
- ------------------------------------------------------------------------------------------
    Net income                                $31,182     $28,809     $61,575     $56,790
- ------------------------------------------    =======     =======     =======     =======
Earnings Per Share
- ------------------------------------------------------------------------------------------
Net income                                      $0.54       $0.48       $1.06       $0.95
Average shares outstanding                 57,281,069  59,791,822  58,068,245  60,041,921
- ------------------------------------------------------------------------------------------


STATEMENT OF CONSOLIDATED CASH FLOWS
Central Fidelity Banks, Inc. and Subsidiaries
- ----------------------------------------------------------------------
(In thousands) For the six months ended June 30,
                                                     1997      1996
- ----------------------------------------------------------------------
OPERATING ACTIVITIES
- ----------------------------------------------------------------------
Net income                                          $61,575   $56,790
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Provision for loan losses                          27,565    20,951
  Depreciation of premises and equipment              8,760     7,974
  Net amortization of premium and accretion of discount
    on securities available for sale                   (622)     (357)
  Gains on securities available for sale             (1,396)     (367)
  Deferred income taxes                              (1,387)     (932)
  (Increase) decrease in trading account securities      570      (782)
  Originations of loans available for sale          (59,661)  (69,658)
  Purchases of loans available for sale             (37,765)  (54,864)
  Proceeds from sales of loans available for sale   110,605   125,735
  (Increase) decrease in accrued interest receivable     (839)    1,901
  Increase (decrease) in accrued interest payable     2,239    (6,411)
  Other, net                                        (12,013)  (13,632)
- ----------------------------------------------------------------------
      Net cash provided by operating activities      97,631    66,348
- ----------------------------------------------------------------------
INVESTING ACTIVITIES
- ----------------------------------------------------------------------
Purchases of securities available for sale         (439,867) (212,296)
Proceeds from sales of securities available for sale  221,773   190,744
Proceeds from maturities and repayments of securities
  available for sale                                334,644   346,492
Net increase in loans                              (268,741) (183,715)
Purchases of premises and equipment                 (16,204)  (11,478)
Proceeds from the disposition of premises and equipment      207     1,595
Proceeds from the disposition of foreclosed properties    7,010     6,494
- ----------------------------------------------------------------------
      Net cash provided (used) by investing activities  (161,178)  137,836
- ----------------------------------------------------------------------
FINANCING ACTIVITIES
- ----------------------------------------------------------------------
Net increase (decrease) in demand, interest checking and
  regular savings deposits                           70,078  (565,122)
Net increase in money market accounts                40,580   587,699
Net decrease in consumer certificates              (120,046)  (72,347)
Net increase in certificates of deposit $100,000 and over   14,554    27,932
Net increase (decrease) in short-term borrowings    153,550   (74,274)
Proceeds from FHLB borrowings                        41,206   101,000
Payments on FHLB borrowings                        (124,300) (299,950)
Proceeds from long-term debt                         99,134        --
Payments on long-term debt and capitalized lease obligations     (338)     (239)
Proceeds from issuance of common stock                6,025     8,162
Common stock purchased                              (83,554)  (24,287)
Cash in lieu of fractional shares for stock split        --       (78)
Cash dividends                                      (25,957)  (24,080)
- ----------------------------------------------------------------------
      Net cash provided (used) by financing activities   70,932  (335,584)
- ----------------------------------------------------------------------
      Increase (decrease) in cash and cash equivalents    7,385  (131,400)
      Cash and cash equivalents at beginning of year  451,176   571,314
- ----------------------------------------------------------------------
      Cash and cash equivalents at end of period   $458,561  $439,914
- -------------------------------------------------- ========  ========
- ----------------------------------------------------------------------



<PAGE

STATEMENT OF CHANGES IN CONSOLIDATED SHAREHOLDERS' EQUITY
Central Fidelity Banks, Inc. and Subsidiaries
- -----------------------------------------------------------------------------------------------------------------
                                                                                Unrealzied
                                                                                Gains (Losses)
                                                               Unamortized     on Securities   Total
(In thousands)                         Common Stock   Capital  Deferred  Retained   Available  Shareholders'
For the six months ended June 30, 1996  Shares   Amount   Surplus Compensation Earnings for Sale Equity
- -----------------------------------------------------------------------------------------------------------------
Balance at beginning of period           40,193 $200,964 $195,151        $-- $406,567       $23,865
$826,547
Net income                                   --       --       --         --   56,790            --       56,790
Common stock issued under Plans             339    1,696    6,466         --       --            --        8,162
Common stock purchased                     (713)  (3,569) (20,718)        --       --            --      (24,287)
Cash dividends declared on common stock      --       --       --         --  (25,163)           --      (25,163)
Common stock issued for 3-for-2 stock split  19,890   99,452       --         --  (99,530)           --
(78)
Change in unrealized gains on securities available
  for sale, net of income taxes of $18,010      --       --       --         --       --       (33,447)     (33,447)
- -----------------------------------------------------------------------------------------------------------------
Balance at end of period                 59,709 $298,543 $180,899        $-- $338,664       ($9,582)
$808,524
- --------------------------------------- ======= ================== ========= =========
=========    =====

For the six months ended June 30, 1997
- -----------------------------------------------------------------------------------------------------------------
Balance at beginning of period           59,378 $296,892 $171,926        $-- $368,457        $9,224
$846,499
Net income                                   --       --       --         --   61,575            --       61,575
Common stock issued under Plans             304    1,519    4,506         --       --            --        6,025
Grant of shares of restricted stock awards      32      158      660       (818)      --            --           --
Amortization of deferred compensation        --       --       --        136       --            --          136
Common stock purchased                   (2,989) (14,946) (68,608)        --       --            --      (83,554)
Cash dividends declared on common stock      --       --       --         --  (26,506)           --      (26,506)
Change in unrealized gains on securities available
  for sale, net of income taxes of $328      --       --       --         --       --          (610)        (610)
- -----------------------------------------------------------------------------------------------------------------
Balance at end of period                 56,725 $283,623 $108,484      ($682)$403,526        $8,614
$803,565
- --------------------------------------- ======= ================== ========= =========
=========    =====
- -----------------------------------------------------------------------------------------------------------------